UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2015

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

                                       Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2015, the Board of Directors of STAAR Surgical Company appointed Caren Mason, 61, President and Chief Executive Officer of the Company, effective March 1, 2015. Ms. Mason was elected to STAAR’s Board of Directors in June 2014 and will remain a director of the Company. From 2010 to 2012, Ms. Mason served as Chief Executive Officer of Verinata Health, Inc. (f/k/a Artemis Health, Inc.), a provider of non-invasive prenatal genetic sequencing tests for the early identification of fetal chromosomal abnormalities. Ms. Mason served as the President, Chief Executive Officer and a Director of Quidel Corporation from 2004 to 2009, a publicly traded company engaged in the development, manufacturing and marketing of rapid diagnostic solutions at the professional point-of-care in infectious diseases and reproductive health. Ms. Mason currently serves as a director of HealthTell, an early stage life sciences company, and also on the Executive Committee for the Board of Visitors and as Chair of the Advisory and Innovation Council for UCSD Moores Cancer Center.

In connection with Ms. Mason’s appointment as President and Chief Executive Officer, the Company and Ms. Mason entered into an Employment Agreement (the “Agreement”), and Ms. Mason will be entitled to the following: (i) annual base salary of $525,000; (ii) a target annual performance bonus of seventy-five percent (75%), subject to the Company’s achievement of financial objectives established by the Board of Directors and individual performance objectives to be established annually by the Board; (iii) a one time long-term incentive grant of 400,000 stock options pursuant to the Company’s equity incentive plan, vesting in increments of one third annually over the next three years; (iv) eligibility to participate in the Company’s long term incentive plans applicable to senior executives as may be established by the Board from time to time, as well as other compensation and benefit plans generally available to STAAR’s senior executives; and (v) certain compensation in the event of severance and change in control. Ms. Mason shall remain President and Chief Executive Officer until her services are terminated pursuant to the terms in the Agreement. The description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 3, 2015, the Company published a press release regarding the appointment of Ms. Mason. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1 99.1	Employment Agreement dated March 1, 2015 Press release of the Company dated March 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 3, 2015	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer